Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation of our report dated February 4, 2003 (except for Note 10 fifth paragraph and Note 12 second paragraph, as to which the date is March 20, 2003) included in this Form 10-KSB, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-93459, 333-40552, 333-87270 and 333-99877.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

March 27, 2003
Minneapolis, Minnesota